Exhibit 23(a)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-69902 on Form S-2, as amended, Registration Statement No. 333-02455 on Form S-8, and Registration Statement No. 333-67311 on Form S-4 of RGC Resources, Inc. of our report dated October 22, 1999, incorporated by reference in the Annual Report on Form 10-K of RGC Resources, Inc. for the years ended September 30, 1999 and 1998.


s/Deloitte & Touche LLP
Charlotte, North Carolina
December 16, 1999